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                                                                    EXHIBIT 23.3

September 4, 1998

Smith-Gardner & Associates, Inc.
1615 S. Congress Avenue
Delray Beach, Florida 33445

Gentlemen:

     I hereby agree to become a director of Smith-Gardner & Associates, Inc. (the "Company") upon the consummation of the Company's initial public offering.

                                          /s/ Jacqueline C. Morby
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                                          Jacqueline C. Morby